Exhibit 99.B(13)(j)

OPERATING AGREEMENT

This Agreement is made as of October 6, 1995, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company executing this Agreement (“Fund Company”), on its own behalf and on behalf of each of the series or classes of shares, if any, listed on Schedule I, as amended from time to time (such series or classes being referred to as the “Fund(s’)”). In the event there are no series or classes of shares listed on Schedule I, then the term “Fund(s)” shall mean “Fund Company”.

WHEREAS Fund Company wishes to have shares of the Fund(s) available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”);

WHEREAS certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

WHEREAS Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.             Operating Procedures

Schwab will open an omnibus account (the “Account”) with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

2.             Registration Requirements

a.             Schwab will only place purchase orders for shares of a Fund on behalf of its customers whose addresses recorded on Schwab’s books are in states or other jurisdictions in which Fund Company has advised Schwab that such Fund has registered or qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such registration or qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of its customers who reside in a particular state or other jurisdiction.

b.             Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of Schwab customers resident in one or more states or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund sold in each state for retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with Schwab’s transmission of such information to and Fund Company’s retrieval of such information from such database provider.

c.             Fund Company agrees that any recission offer that is made to shareholders who own shares directly with a Fund will also be made to Schwab customers who would be entitled to such recission offer if they owned shares directly with the Fund. Fund Company will provide Schwab with a letter on Fund Company letterhead containing the terms of any such recission offer, and Schwab may send this writing, or any derivation thereof, to the affected Schwab customers. To assist Fund Company in effecting any such recission offer, Schwab agrees to provide Fund Company with relevant information regarding any affected Schwab customer, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

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3.             Compliance Responsibilities

a.             Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab which contains an untrue statement of material fact or an omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by them), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Schwab’s mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each “affiliated person” of Fund Company as that term is defined under the Investment Company Act of 1940, as amended (“1940 Act”), herein referred to as “Affiliate” with all applicable laws, rules and regulations (including the 1940 Act and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab’s breach of this Agreement.

b.             In the event that the Account holds more than five percent (5%) of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any Schwab customer beneficially owns more than five percent (5%) of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

c.             Schwab is responsible for Schwab’s compliance with all applicable laws, rules and regulations governing Schwab’s performance under this Agreement, except to the extent that Schwab’s failure to comply with any law, rule or regulation is caused by Fund Company’s breach of this Agreement.

d.             Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication, instruction or notice made pursuant to this Agreement shall be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab, and on communications, instructions or notices provided to it by its customers. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Schwab, or its agents authorized to provide such communications, instructions or notices to Fund Company.

e.             Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

f.             Fund Company and each Fund shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorney’s fees) (“Losses”) incurred by any of them arising out of (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material generated by Fund Company or any Affiliate or accurately derived from information published or provided by Fund Company or any Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, or (v) any action taken or omitted to be taken by Schwab pursuant to this Agreement or any other agreement related to services under this Agreement, except to the extent such Losses are caused by Schwab’s breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 3(f) shall survive termination of this Agreement.

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4.             Representations and Warranties

a.             Fund Company represents and warrants to Schwab that each Fund is in compliance with the conditions and qualifications set forth in the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (“NASD”), Article III, Section 26, as amended from time to time (“Section 26”), which enable an NASD member to offer or sell shares in the Fund. Fund Company represents and warrants that each Fund marked with an asterisk on Schedule I is a “no load” or “no sales charge” Fund as defined in Section 26. If a Fund, for any reason, fails to satisfy the terms and conditions of Section 26, Fund Company will notify Schwab immediately of the Fund’s disqualification and the reason therefor.

b.             Schwab represents and warrants that Schwab is a member of the NASD.

5.             Use of Parties’ Names

a.             Without Schwab’s prior written consent, Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities.

b.             Fund Company authorizes Schwab to use the names or other identifying marks of, and certain information about, Fund Company and Fund in connection with the operation of the MFMP. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

6.             Proprietary Information

Each party hereto acknowledges that the identities of the other party’s customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party’s Affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party’s customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (i) with the other party’s prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

7.             Assignability

This Agreement is not assignable by either party without the other party’s prior written consent, and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

8.             Exhibits and Schedules

All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

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9.             Amendment

This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this Section 9. Exhibit A may be amended by Schwab on forty (40) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

10.          Governing Law

This Agreement will be governed by and interpreted under the laws of the State of California, as applied to contracts entered into and to be performed entirely within the state.

11.          Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

12.          Effectiveness and Termination

a.  The effective date of this Agreement as to any Fund is the later of the date set forth opposite the name of the Fund on Schedule I or the date Schedule I is accepted by Schwab

b.  This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days’ written notice to Schwab.

c.   Upon the termination date for any Fund, Schwab will no longer make the Fund shares available for purchase by Schwab’s customers through the MFMP. Schwab reserves the right to transfer the Fund shares of its customers out of the Account. If Schwab continues to hold the Fund shares on behalf of its customers in the Account, the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Agreement with respect to such shares.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

Charles Schwab & Co., Inc.		Pacific Advisors Fund Inc.
[Fund Company]

on its own behalf and on behalf of each of its Funds listed on Schedule I hereto as amended from time to time

By:	/s/ Colleen Hummer	By:	/s/ George A. Henning

	Colleen Hummer	Name:	George A. Henning
Senior Vice President/ Mutual Funds
Operations Administration
		Title:	Chairman

Date:	11/8/95	Date:	10/2/95

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SCHEDULE I

TO THE OPERATING AGREEMENT

Funds	Effective Date

Small Cap Fund	10/6/95

Balanced Fund	11/21/94

Income Fund	10/6/95

Government Fund	8/20/93

* Indicates that Fund is a “no load” or “no sales charge” Fund as defined in Section 26 of the NASD’s Rules of Fair Practice.

Pacific Advisors Fund Inc.
Name of Fund Company

By:	/s/ George A. Henning

Title:	Chairman

Date:	10/2/95

Accepted by Charles Schwab & Co. Inc.

By:	/s/ Colleen Hummer
Colleen Hummer
Senior Vice President/ Mutual Funds
Operations Administration

Date:	11/8/95

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EXHIBIT A

Operating Procedures

1.             The Account

a.                                      Schwab will open an omnibus account with each Fund. The Account shall be registered:

Charles Schwab & Co., Inc.

Special Custody Account for the Exclusive Benefit of Customers

Attention: Mutual Funds

101 Montgomery Street

San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions.

b.             The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

c.             The parties acknowledge that the Account is an omnibus account in Schwab’s name with shares held by any number of beneficial owners. Schwab represents that the shares in the Account are customer securities and are segregated from Schwab’s own assets. Fund Company represents that the shares in the Account are carried free of any charge, lien or payment of any kind in favor of the Fund or any person claiming through the Fund.

d.             The Account shall be kept open on the Fund’s books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund’s prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

e.             Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term “Account” shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

f.             Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

2.          Purchase and Redemption Orders

For each day on which any Schwab customer places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order. Schwab will accept orders to purchase and redeem Fund shares from its customers no later than 1:00 P.M. Pacific Time (market close). Schwab will communicate the order to the Fund prior to a mutually agreed upon time.

3.          Settlement of Transactions

a.             Schwab will transmit the purchase price of the aggregate purchase order to the Fund by wire transfer on the next business day after the trade date. For purposes of this Agreement, a “business day” is any day the New York Stock Exchange is open for trading.

b.             For each business day on which Schwab places a redemption order for a Fund within the time designated by the Fund, Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption orders for the Fund(s) placed by Schwab on that day. Such redemption proceeds will be sent by wire transfer on the next business day following the trade date for the redemption orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

c.             Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire.

d.             Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

e.             In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with this Agreement based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

f.             If a trade is settled in error, Fund Company shall notify Schwab orally and confirm in writing the name of the Fund, the Account number and the date and amount of the error. If the error results in an overpayment to Schwab, it shall be corrected by debiting the Account. If the error results in an underpayment to Schwab, it shall be corrected by crediting the Account.

g.             Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund’s election on Form N-18F-1, Fund Company agrees that it will treat as a “shareholder” each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund’s election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

4.          Account Reconciliation Requirements

a.             Schwab shall verify, on a next day basis, orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any “as of” activity must be shown with its corresponding “as of” dates.

b.             The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. Fund Company agrees to make best efforts to avoid any errors, made by Fund Company, any Fund or agents of Fund Company or the Fund and not corrected on a next day basis, from hindering any routine daily requests such as transactions, transfer, dividends, etc. Fund Company agrees to promptly notify Schwab of any adjustments to an Account with any Fund initiated by Fund Company, any Fund, or any agent of either.

c.             Schwab must receive statements on or before the eighth business day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by direct or indirect systems access.

5.          Pricing

Every business day on which there is a transaction in the Account and for each month-end business day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund’s closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

6.             Distributions

a.             Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its customers on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) business days prior to record date, (ii) the record date share balance in the Account and the distribution rate per share on the first business day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information contained in, and in the same format as, Schwab’s Dividend Information Sheet (provided separately) shall be provided on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

b.             As to each Fund, Schwab shall hold the information as to the amount of the pending distribution in strictest confidence, and shall use such information only for the purpose of computing the amounts of cash distributions to be paid to Schwab customers until Fund or Fund Company shall have made such information generally available to the public. Schwab will maintain and enforce rules and policies designed to protect against unauthorized access to, or use of, the information during such period by anyone other than Schwab employees who have a need to know the information for this purpose.

c.             Prior to 10:00 a.m., Eastern Time on the next business day following receipt of the reinvest price per share as provided in paragraph 6(a)(iii) above, Schwab shall notify Fund Company of the aggregate number of Fund shares with respect to which the purchase is required to be rescinded in order to pay the distribution in cash to Schwab customers who have elected to receive their capital gain distributions and/or dividends in cash. Fund Company agrees that the purchase of such aggregate number of Fund shares may be rescinded. Fund Company or such Fund shall wire the proceeds of such rescission from the Fund to the Account on the same business day.

d.             For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

e.             In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to the Account.

f.             Each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

g.             For annual tax reporting purposes, Fund Company shall inform Schwab of the portion of each Fund’s distributions that include any of the following: foreign source income, tax exempt income by state of origin or return of capital.

h.             Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

i.              Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

7.          Price and Distribution Rate Errors

a.             In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of a Fund’s shares or in the distribution rate for a Fund’s shares, Fund Company shall notify Schwab as soon as possible after discovering the need for such adjustments. Notification can be made orally, but must be confirmed in writing. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab’s customers whose accounts are affected by the price or rate change.

b.             If Schwab’s customers have received amounts in excess of the amounts to which they are entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit its customers brokerage accounts in the amount of such excess and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts.

c.             If adjustment is necessary to correct an error which has caused Schwab’s customers to receive amounts less than the amounts to which they are entitled, the Fund shall make all necessary adjustments to the number of shares owned in the Account and distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such payment to each Schwab customer.

d.             For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net same day transactions in the Account. Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the account until such agreement is reached.

8.             Record Maintenance

a.             Schwab shall maintain records for each of its customers who holds Fund shares through the Account, which records shall include:

i.	Number of shares;
ii.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;
iii.	Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;
iv.	Records of distributions and dividend payments;
v.	Any transfers of shares; and
vi.	Overall control records.

b.             Schwab will be responsible for accurately posting transactions in Fund shares to its customers’ brokerage accounts.

9.             Transfer of Accounts

a.             Fund Company agrees to transfer shares between accounts for Schwab customers or other street name brokers held directly with a Fund and the Account on the Fund’s records. For the purpose of expediting direct transfers from accounts for Schwab customers, Fund Company will accept by facsimile transmission a summary sheet of information indicating the customers’ names, account numbers, the Fund affected and the number of shares to be re-registered. For record keeping purposes, actual copies of transfer forms will be forwarded to a Fund upon its request for such forms.

b.             Schwab represents and warrants that for each transfer indicated in the summary sheet of information, it holds each underlying instruction for re-registration signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange’s Medallion Signature Program.

c.             Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“indemnified person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer effected by the Fund in reliance on the summary sheet of information, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the summary sheet of information.

d.             Fund Company shall process all transfer requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401 (k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

e.             Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date (“as of” date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

f.             Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for “trailing” dividends. Should a “trailing” dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) business days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer’s social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

g.             If Schwab customers submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab’s request, Fund Company agrees to provide the status of said certificates and book share balances.

10.        Shareholder Communication

a.             Fund Company shall arrange with a mailing agent designated by Schwab for the distribution of the materials listed below to all of Schwab’s customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

i.              All proxy or information statements prepared for circulation to shareholders of record of such Fund;

ii.             Annual reports;

iii.            Semi-annual reports;

iv.            Quarterly reports (if applicable); and

v.             All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for the mailing agent’s fees in connection with this service as well as for timely distribution. Fund Company agrees to have the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

b.             In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund’s prospectus.

c.             Fund Company shall ensure that the foregoing materials shall be in compliance with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Shareholder Communications Improvement Act of 1990, all applicable rules and regulations under any of such statutes, and any and all laws, rules and regulations that may be adopted and become applicable in the future.

d.             Fund Company shall ensure that the prospectus of each of its Funds discloses (i) that a broker may charge transaction fees on the purchase and/or sale of Fund shares, (ii) that duplicate mailings of Fund material to shareholders who reside at the same address may be eliminated, (iii) that the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available, (iv) that the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services, and (v) that the annual report contains additional performance information and will be made available to investors upon request and without charge.

e.             Schwab shall mail statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

f.             Schwab shall respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab shall provide average cost basis reporting to assist customers in the preparation of income tax returns.

11.          New Processing Systems

Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

RETIREMENT PLAN ORDER PROCESSING AMENDMENT

TO THE OPERATING AGREEMENT

This Retirement Plan Order Processing Amendment is made as of November 1, 1996, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation; The Charles Schwab Trust Company (“CSTC”), a California banking corporation; and Pacific Advisor Funds, Inc., a registered investment company (“Fund Company”) listed on Schedule I hereto, executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”), which are parties to an Operating Agreement with Schwab, made as of October 6, 1995, as amended thereafter (“Operating Agreement”), including such Funds as are listed on Schedule II hereto, which are excluded from retirement plan order processing under this Amendment (“Excluded Funds”). This Amendment amends the Operating Agreement and supersedes and replaces the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of February 15, 1996. In the event that there are no Funds, then the term “Fund(s)” shall mean “Fund Company.”

WHEREAS, Schwab and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”);

WHEREAS, Schwab has designated CSTC as its agent to perform certain functions under the Operating Agreement, including communication of aggregate purchase and redemption orders for Fund shares to each Fund, for which Schwab remains fully responsible to Fund Company and the Funds;

WHEREAS, Schwab and Fund Company desire to amend the Operating Agreement to facilitate the purchase and redemption of Fund shares on behalf of certain retirement plans (“Plans”) for which CSTC acts as trustee of the trust funds under the Plans and for which an entity identified on Schedule III, as amended by Schwab from time to time, acts as recordkeeper (“Recordkeeper”), subject to the terms and conditions of this Amendment; and

WHEREAS, Fund Company wishes to appoint CSTC as a limited purpose co-transfer agent to each Fund’s named transfer agent to facilitate such purchases and redemptions on behalf of the Plans, and CSTC wishes to accept this appointment.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

1.             Agency Appointment and Acceptance. Fund Company hereby appoints CSTC to be a limited purpose co-transfer agent to each Fund’s named transfer agent for the purpose of receiving instructions in proper form from the persons designated to direct investment of the Plan assets (“Instructions”) from which are derived orders for purchases and redemptions of Fund shares (“Orders”). CSTC hereby accepts the appointment as limited purpose co-transfer agent to each Fund’s named transfer agent.

2.             Agents of CSTC. CSTC, as a co-transfer agent, may engage such sub-agents as it deems necessary, appropriate or desirable to carry out its obligation as a limited purpose co-transfer agent to each Fund’s named transfer agent under Section 1 of this Amendment, pursuant to such terms as are consistent with the agreements set forth in this Amendment and as CSTC deems necessary, appropriate or desirable. CSTC shall, however, remain fully responsible to Fund Company and the Funds for any obligations performed by CSTC’s agents under this Section 2. These agents of CSTC shall be the Recordkeepers and shall each be a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund’s named transfer agent.

3.             CSTC’s Receipt and Transmission of Orders. CSTC agrees that (a) Orders derived from Instructions received by Recordkeepers prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day (“Day 1”) will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the next Business Day (“Day 2”) (such Orders are referred to herein as “Day 1 Trades”); and (b) Orders derived from

2

Instructions received by Recordkeepers after Market Close on any Business Day (“Day 1”) will be transmitted by CSTC to the Fund by 10:00 a.m. Eastern Time on the second Business Day following Day 1 (“Day 3”) (such Orders are referred to herein as “Day 2 Trades”).

4.             Fund’s Pricing of Orders. Fund Company agrees that Day 1 Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 2; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 10:00 a.m. Eastern Time on Day 3. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2 for all purposes, including, without limitation, effecting distributions.

5.             Settlement. In accordance with the Operating Agreement, Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

6.             Provision of Net Asset Value. In accordance with the Operating Agreement, Fund Company will provide Schwab the Net Asset Value calculated as of Market Close on each Business Day by 7:00 p.m. Eastern Time on such Business Day.

7.             Representations and Warranties as to Transfer Agency. CSTC represents and warrants that it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended (“1934 Act”), and CSTC will amend its TA-1 filing to disclose its appointment pursuant to this Amendment as a limited purpose co-transfer agent to each Fund’s named transfer agent. CSTC further represents and warrants that each Recordkeeper appointed by CSTC pursuant to Section 2 of this Amendment shall be registered as a transfer agent under Section 17A of the 1934 Act, and that it shall cause each Recordkeeper to amend its TA-1 to disclose its appointment as a service company and a limited purpose sub-transfer agent to CSTC as co-transfer agent to each Fund’s named transfer agent.

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Fund Company represents and warrants that the Funds’ named transfer agent is set forth on Schedule IV hereto, as amended by Fund Company from time to time.

8.             Books and Records. To the extent required under the Investment Company Act of 1940, as amended (“1940 Act”), and the rules thereunder, CSTC agrees that such records maintained by it or each Recordkeeper hereunder are the property of the Funds and will be preserved, maintained, and made available in accordance with the 1940 Act and the rules thereunder. Copies, or if required originals, of such records shall be surrendered promptly to a Fund and its agents (or independent accountants) upon request. This Section 8 shall survive termination of this Amendment.

9.             Role and Relationship of CSTC. The parties acknowledge and agree that, except as specifically provided in this Amendment, and for the sole and limited purpose set forth herein, CSTC acts as an agent for Schwab under the Operating Agreement in connection with the effectuation of Orders subject to this Amendment. CSTC shall not be nor hold itself out as an agent of any Fund other than as provided herein.

10.          Role and Relationship of Recordkeepers. The parties acknowledge and agree that, except as specifically provided in this Amendment and for the sole and limited purpose set forth herein, the Recordkeepers act as agents of the Plans in connection with the effectuation of Orders subject to this Amendment. The parties agree that the Recordkeepers are not agents of the Funds other than as provided herein, and CSTC shall ensure that the Recordkeepers do not hold themselves out as an agent of any Fund other than as provided herein.

11.          Insurance Coverage. CSTC shall maintain, and shall cause each Recordkeeper to maintain, general liability insurance, at all times that this Amendment is in effect, that is reasonable and customary in light of its duties hereunder. Such general liability insurance coverage shall be issued by a qualified insurance carrier, with limits of not less than $5 million.

12.          Effectiveness Once effective, Fund Company will provide Schwab and CSTC 90 days’ prior written notice if purchase orders for a Fund’s shares may no longer be

4

effected in accordance with this Amendment. Such termination shall not affect the remaining provisions of this Amendment as to such Fund, and redemption orders shall continue to be effected pursuant to this Amendment. Schwab and CSTC may terminate this Amendment as to a Fund upon 90 days’ prior written notice to Fund Company.

Any termination of the Operating Agreement by Fund Company shall not apply to transactions effected pursuant to this Amendment prior to 90 days after the date the Fund Company provides written notice of such termination to Schwab and CSTC.

13.          Indemnification. Schwab and CSTC, on the one hand, and Fund Company, on the other, agree to indemnify and hold harmless Fund Company, on the one hand, and Schwab and CSTC, on the other, together with each of its directors, officers, employees and agents, from and against any and all losses, liabilities, demands, claims, actions and expenses (including, without limitation, reasonable attorney’s fees) (“Losses”) arising out of or in connection with any breach by Schwab or CSTC, on the one hand, and Fund Company, on the other, of its obligations under this Amendment, except to the extent such breach was a direct consequence of an act or omission of an indemnified party constituting negligence or willful misconduct. In no event will any party be liable for consequential, incidental, special or indirect damages resulting to an indemnified party subject to this Amendment. This Section 13 shall survive termination of this Amendment.

14.          Proprietary Information. The parties agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or carrying out of this Amendment, including but not limited to the information on Schedule III, as amended by Schwab from time to time, and any reports regarding Fund shareholdings of the Plans or the Recordkeepers that CSTC may provide to Fund Company from time to time as part of its obligations as a limited purpose co-transfer agent to each Fund’s named transfer agent, shall be kept confidential and shall not be otherwise used or voluntarily disclosed to any other person, except as may be required by law or judicial process. Fund Company expressly agrees not to use nor permit others to use any such books, records,

5

information, or data to solicit Plans, sponsors of Plans, or Recordkeepers. This Section 14 shall survive termination of this Amendment.

15.          Effect of Amendment. This Amendment is intended to amend and supplement the provisions of the Operating Agreement. In the event of a conflict between the provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISOR FUNDS, INC., on its own behalf and on behalf of each Fund

By:	/s/ Fred Potts
	Fred Potts	By:	/s/ George A. Henning
Vice President/Mutual Funds
	Operations Administration	Name:	George A. Henning

Date:	12/16/97	Title:	President

		Date:	12/11/92

THE CHARLES SCHWAB TRUST COMPANY

By:	/s/ Thomas Torio
Thomas Torio
Senior Vice President

Date:	12/31/97

6

Schedule I

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

FUND COMPANY

Pacific Advisor Funds, Inc.

Date:	November 1, 1996

7

Schedule II

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

EXCLUDED FUNDS

Date:	November 1, 1996

8

Schedule III

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

RECORDKEEPERS

Schwab Retirement Plan Services, Inc.

Date:	November 1, 1996

9

Schedule IV

to the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1996

NAMED TRANSFER AGENT

Pacific Global Investor Services, Inc.

Date:         November 1, 1996

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Pacific Advisors

ORDER PLACEMENT PROCEDURES AMENDMENT

TO THE OPERATING AGREEMENT

This Order Placement Procedures Amendment (“Amendment”) is made as of December 1, 1997, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation; and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of the series or classes of shares (“Fund(s)”), which are parties to an Operating Agreement with Schwab, made as of October 5, 1995, as amended thereafter (“Operating Agreement”). This Amendment amends the Operating Agreement. In the event that there are no Funds, then the term “Fund(s)” shall mean “Fund Company.” Capitalized terms used, but not defined, in this Amendment shall have the respective meanings given to them in the Operating Agreement.

WHEREAS, Schwab and Fund Company, on its own behalf and on behalf of the Funds, have entered into the Operating Agreement pursuant to which shares of the Funds are made available for purchase and redemption by Schwab’s brokerage customers through Schwab’s Mutual Fund Marketplace® (“MFMP”); and

WHEREAS, Schwab and Fund Company desire to amend the Operating Agreement to authorize Schwab to receive customer orders for purchase and redemption of Fund shares on each business day up until the time at which the Fund prices its shares, and to transmit those orders to the Fund or its transfer agent or another Fund-designated agent (each of the three is individually referred to herein as the “Order Accepter”), as appropriate, after the time at which the Fund prices its shares, subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

1.                                      Authorization to Receive Orders. Fund Company hereby designates and authorizes Schwab to receive purchase and redemption orders in proper form (“Orders”) from Schwab customers on the Fund’s behalf for purposes of Rule 22c-1, so that any such Schwab customer will receive the share price next computed by the Fund after the time at which such customer places its order with Schwab, as more specifically provided in this Amendment.

2.                                      Sub-Designees of Schwab. Fund Company further agrees that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable, pursuant to such terms as are consistent with this Amendment (“Sub-Designees”), to receive orders from their customers on the Fund’s behalf for purposes of Rule 22c-1, so that any such customer will receive the share price next computed by the Fund after the time at which such customer places its order with the intermediary, as more specifically provided in this Amendment. Schwab shall be liable to Fund Company and the Funds for the observance of the terms of this Amendment by the Sub-Designee.

3.                                      Receipt and Transmission of Orders. Schwab agrees that, except as set forth in Section 4b below, (a) Orders received by Schwab or a Sub-Designee prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day will be transmitted by Schwab to the Order Accepter by 8:00 p.m. Eastern Time on the same Business Day (“Day 1 Trades”); and (b) Orders received by Schwab or Sub-Designees after Market Close on any Business Day will be transmitted by Schwab to the Order Accepter by 8:00 p.m. Eastern Time on the next Business Day (“Day 2 Trades”).

4.                                      Fund’s Pricing of Orders.

a.                Fund Company agrees that, except as set forth in Section 4b below, Day 1 Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided such trades are received by the Order Accepter by 8:00 p.m. Eastern Time on Day 1; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Order Accepter by 8:00 p.m. Eastern Time on Day 2. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

2

b.                Notwithstanding Sections 3 and 4a above. Fund Company agrees that, if Schwab is prevented from transmitting Day 1 Trades to the Order Accepter by 8:00 p.m. Eastern Time on Day 1 due to unforeseen circumstances, such as computer system failures, natural catastrophes, or other emergencies or human error, then Schwab may transmit such Day 1 Trades by 9:30 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided that Schwab notifies the Order Accepter of such contingency prior to 8:00 p.m. Eastern Time on Day 1.

5.                Settlement. In accordance with the Operating Agreement, Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

6.                Representations and Warranties.

a.               Fund Company represents and warrants that each Fund’s board of directors or board of trustees has authorized the Fund Company and each Fund to enter into this Amendment, or will ratify the action of the Fund Company and each Fund of entering into this Amendment within four months after the date of this Amendment.

b.              Fund Company represents and warrants that it will cause each Fund’s board of directors or board of trustees thereafter periodically to review the terms of this Amendment.

c.               Fund Company represents and warrants that the person signing this Amendment on its behalf and on behalf of each Fund is an officer so authorized to execute this Amendment.

d.              Schwab represents and warrants that Schwab’s internal control structure over the processing and transmission of Orders for Fund transactions is suitably designed to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close, and to minimize errors that could result in late transmission of Orders to the Funds under Section 4b above.

e.                 Schwab represents and warrants that it will cause an independent public accountant or other qualified independent party annually to review Schwab’s internal controls

3

and prepare a written report to Schwab concerning their adequacy for the obligations undertaken by Schwab under this Amendment.

f.            Schwab represents and warrants that it will also require each Sub-Designee to retain an independent public accountant or other qualified independent party annually to review Sub-Designee’s internal controls and prepare a written report to Schwab and the Sub-Designee concerning their adequacy for the obligations undertaken by Sub-designee as set forth in this Amendment.

g.               Schwab represents and warrants that, upon its receipt of its internal control report and those of any Sub-Designee, described in Sections 6d and 6e respectively, it will make them available to Fund Company or any Fund upon request.

7.                                      Prospectus Disclosure. Fund Company shall ensure that the prospectus of each Fund adequately discloses that (i) the Fund has authorized one or more brokers to accept on its behalf purchase and redemption orders; (ii) that such brokers are authorized to designate other intermediaries to accept purchase and redemption orders on the Fund’s behalf; (iii) that the Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker’s authorized designee, accepts the order; and (iv) that customer orders will be priced at the Fund’s Net Asset Value next computed after they are accepted by an authorized broker or the broker’s authorized designee. This disclosure may be contained in the statement of additional information of the Fund (“SAI”) if the SAI is incorporated into the prospectus. If adequate disclosure is not currently contained in the prospectus (including any incorporated SAI), then it may be added at the next regular printing of the prospectus, provided such printing occurs within a reasonable time after the date of this Amendment.

8.                                       Effectiveness. This Amendment shall become effective 10 days after written notice by Schwab to Fund Company.

9.                                       Effect of Amendment. This Amendment is intended to amend and supplement the provisions of the Operating Agreement. In the event of a conflict between the

4

provisions of this Amendment and the provisions of the Operating Agreement, the provisions of this Amendment shall control. All other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund
By:	/s/ Fred Potts
	Fred Potts	By:	/s/ George A. Henning
Vice President/Mutual Funds
	Operations Administration	Name:	George A. Henning

Date:	1/6/98	Title:	President

		Date:	12/11/97

5

PACIFIC

2

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) by Charles Schwab & Co., Inc. (“Schwab”), effective as of January 1, 1999, amends the Operating Agreement between Schwab and each Fund Company, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab wishes to amend Exhibit A to the Operating Agreement to provide for procedures in the event that Fund Company fails to (i) settle redemption orders on the next business day after trade date (“Settlement Date”) without having notified Schwab on trade date, as required under the terms of the Operating Agreement, or (ii) pay distributions in a timely manner, as required under the terms of the Operating Agreement; and

WHEREAS, Schwab may unilaterally amend Exhibit A to the Operating Agreement upon 40 days written notice to Fund Company under the terms of the Operating Agreement and has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in the Operating Agreement, Exhibit A to the Operating Agreement is hereby amended as follows:

1.                              Settlement of Transactions

a.                                      In the event that a Fund should need to extend settlement on redemption orders, including but not limited to redemption orders under the Retirement Plan Order Processing Amendment if in effect, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension.

b.                                      If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take any or all of the following actions:

(i)                                      Charge interest on the amount of the redemption proceeds due to it, as follows:

(A)                               For the first day, (a) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (b) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million; and

(B)                               For each day following, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum; and

(ii)                                   Upon notice to Fund Company, on any subsequent Settlement Date and for so long as such redemption proceeds are due to it:

(A)                               Schwab may settle purchase orders and redemption orders net of each other for such Fund; and/or

(B)                               Schwab may net any redemption proceeds still due to it against any net or gross purchase amount due from it to the Funds.

2.                      Distributions

a.                                      With respect to a consolidated omnibus Account, and for purposes of effecting cash distributions for investors who have elected to receive their capital gains distributions and/or dividends in cash, if Fund Company does not wire the cash proceeds to Schwab on the next business day after the ex-dividend date for such distribution (a “Due Date”), as required under the terms of the Operating Agreement, then Schwab may, at its option, charge interest on the amount of such cash proceeds outstanding on or after the Due Date as set forth in Section 2 (c) below.

b.                                      With respect to a cash distribution Account, if Fund Company does not wire the cash distribution to Schwab on the payable date for such distribution (a “Due Date”), as required under the terms of the Operating Agreement, then Schwab may, at its option, charge interest on the amount of such cash distribution outstanding on or after the Due Date as set forth in Section 2(c) below.

c.                                       For the Due Date, (i) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street if the amount does not exceed $1 million, and (ii) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million. For each day following the Due Date, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum.

3.                      Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect. To the extent of any conflict between this Amendment and the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, Schwab has executed this Amendment on the date written below.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Vice President/Mutual Funds
Operations Administration

Date:	11/17/98

Pacific

AMENDMENT TO RETIREMENT PLAN ORDER PROCESSING AMENDMENT

TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made by Charles Schwab & Co., Inc. (“Schwab”), effective as of October 1, 2000, and amends the Retirement Plan Order Processing Amendment to the Operating Agreement, made as of November 1, 1999, (“RPOP Amendment”) between Schwab, The Charles Schwab Trust Company (“CSTC”), and each registered investment company (“Fund Company”) listed on Schedule I to the RPOP Amendment, with respect to each of its series or classes of shares (“Fund(s)”) that participates in retirement plan order processing under the RPOP Amendment. All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the RPOP Amendment.

WHEREAS, pursuant to the RPOP Amendment, the parties thereto have facilitated the purchase and redemption of Fund shares on behalf of Plans for which CSTC acts as trustee or custodian of the trust funds under the Plans, and for which an entity identified on Schedule III to the RPOP Amendment acts as Recordkeeper; and

WHEREAS, Schwab may amend Schedule III to the RPOP Amendment from time to time under the terms of the RPOP Amendment, and is providing this executed Amendment to Fund Company and CSTC prior to its effective date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein and in the RPOP Amendment, Schedule III to the RPOP Amendment is hereby amended to include additional Recordkeepers.

1.                          Schedule III to the RPOP Amendment shall be deleted in its entirety and the Schedule III attached hereto shall be inserted in lieu thereof.

2.                          Except as specifically set forth herein, all other provisions of the RPOP Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, Schwab has executed this Amendment on the date written below.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Vice President/Mutual Funds
Operations Administration

Date:	8/22/00

1

Schedule III

to the Retirement Plan Order Processing Amendment to the Operating Agreement

RECORDKEEPERS(1)

Schwab Retirement Plan Services, Inc.

Lawrence Johnson & Associates

Milliman & Robertson, Inc.

RSM McGladrey

Ceridian Retirement Plan Services

CBIZ Benefits & Insurance

Invesmart, Inc.

Oxford Associates

Web401(k)

Benefit Actuaries, Inc.

MBM Advisors

TeamVest

Tri-Ad

Kibble & Prentice

Geller & Wind

Manchester Benefits

PriceWaterhouseCoopers

Administrative Management Group

Small, Parker & Blossom, Inc.

ML Kerns & Associates, Inc.

Leggette & Co., Inc.

The Stanton Group

(1) Pursuant to the RPOP Amendment, each Recordkeeper shall be engaged as an agent of CSTC and shall be registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 at such time it places Orders with the Funds.

2

Pacific

Version. 2 - co

DS

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made as of January 1, 2003, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, the parties wish to amend Schedule I to the Operating Agreement; and

WHEREAS, the parties wish to institute the payment of new Account establishment and maintenance fees, such fees to be set forth on a Schedule II.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                      The following Section 13 shall be inserted as Section 13 of the Operating Agreement.

13.                               Account Establishment and Maintenance Fees. Fund Company shall pay to Schwab such fees as are set forth on Schedule II to this Agreement to reimburse Schwab for its costs in establishing certain trading symbols and maintaining Account(s) for each Fund.

2.                                      Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

3.                                      The attached Schedule II is hereby inserted as Schedule II to the Operating Agreement.

4.                                      Schedule II may be amended by Schwab on forty (40) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties.

5.                                      Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund listed on Schedule I hereto

By:	/s/ Fred Potts
	Fred Potts	By:	/s/ Catherine L. Henning
Vice President
	Mutual Fund Client Services	Name:	Catherine L. Henning

Date:	3/3/03	Title:	Assistant Secretary

		Date:	February 21, 2003

1

SCHEDULE I

TO THE OPERATING AGREEMENT

Fund Company/Funds	Effective Date
Pacific Advisors Fund, Inc. NL
Pacific Advisors Balanced Fund SI; FEE 3	10/6/95
Pacific Advisors Government Securities Fund SI; FEE 3	10/6/95
Pacific Advisors Income & Equity Fund SI; FEE 3	10/6/95
Pacific Advisors Small Cap Fund SI; FEE 3	10/6/95

NL                              Indicates that Fund Company is a “no-load” or “no sales charge” Fund Company as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. (“NASDR”), as amended from time to time (“Rule 2830”).

SI                                   Indicates that Fund is available only to:

(i)            MFMP investors who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services and clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab’s system;

(ii)           MFMP investors who are customers of financial institutions clearing transactions through Schwab; and

(iii)          MFMP investors who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

FEE 3         Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

2

SCHEDULE II

TO THE OPERATING AGREEMENT

1.                                      Establishment Fee. The Establishment Fee for each trading symbol established on Schwab’s system (“Symbol”) with respect to any Fund (i) that is effective under this Agreement on or after January 1, 2003, and that is effective under a services agreement with Schwab (“Services Agreement”) shall be $6,000, or (ii) that is effective under this Agreement on or after January 1, 2003, and that is not effective under a Services Agreement shall be $10,000. Schwab shall not be entitled to the Establishment Fee for any Symbol that is established solely for the purpose of billing a new or different fee rate for the Fund, as may be set forth in a Services Agreement with Schwab. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

2.                                      Maintenance Fees.

a.                                      The Maintenance Fee (“FEE 3”) for administrative services performed with respect to the Account(s) for each Fund that is designated “FEE 3” on Schedule I shall be $20 per annum for each brokerage account on Schwab’s records that holds one or more shares of such Fund (each a “Position”). Notwithstanding the foregoing, except for any Fund that is available only to existing shareholders in accordance with such Fund’s prospectus and except as may be noted on Schedule I, the minimum FEE 3 for each Fund designated FEE 3 on Schedule I shall be $7,500 per quarter, so long as such Fund is available for purchase on Schwab’s platform.

b.                                      Notwithstanding the foregoing: (i) FEE 3 will be waived for any quarter the Fund is effective under a Services Agreement on the last Business Day of such quarter, and such Fund, upon termination of the Services Agreement, does not remain open to new purchases under this Agreement; (ii) in the event that any Fund terminates its Services Agreement and remains open for purchases under this Agreement, then FEE 3, including the minimum FEE 3, shall apply to the Positions held in the Account(s) after, but not prior to, the date the Fund terminates its Services Agreement, as set forth in Section 2.a. above.; and (iii) FEE 3 will be waived for any quarter the Fund is no longer available for purchase by MFMP investors pursuant to this Agreement on the last Business Day of such quarter.

c.                                       FEE 3 shall be calculated quarterly in the month following the end of the calendar quarter by multiplying the number of Positions on the last Business Day of such quarter by $5. The amount billed to each Fund for a quarter shall be the product of such calculation or $7,500, whichever is greater. A “Business Day” is any day the New York Stock Exchange is open for trading. FEE 3 shall be billed commencing in July, 2003, for the quarter ended June, 2003, and shall be billed quarterly thereafter for as long as there are Positions in the Account(s) on the last Business Day of the quarter.

d.                                      FEE 3 is due and payable upon receipt of the invoice setting forth such Fees. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

3.                                      As long as Schwab holds Fund shares on behalf of MFMP investors in the Account(s), the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Schedule II.

Pacific

OPERATING PROCEDURES AMENDMENT TO THE OPERATING AGREEMENT

This Amendment (“Amendment”), made as of June 16, 2003, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”) and each registered investment company (“Fund Company”) and each of the series or classes of shares (“Fund(s)”), which are parties thereto, made as of October 6, 1995, as amended thereafter (“Operating Agreement”).

WHEREAS, Schwab wishes to restate and consolidate all the amendments to operating procedures and/or Exhibit A to the Operating Agreement (“Operating Procedures”), while also making certain amendments to the terms of those Operating Procedures, so that all the operating procedures affecting the Account(s) are stated in one document; and

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1.                                      Exhibit A to the Operating Agreement, as amended, is hereby deleted in its entirety and the Exhibit A attached hereto shall be inserted as Exhibit A to the Operating Agreement.

2.                                      All prior amendments to the Operating Procedures which have not previously been terminated, including but not limited to, if applicable, the Order Placement Procedures Amendment, the NSCC Procedures Amendment, and the Retirement Plan Same Day Exchange Processing Amendment, are hereby terminated, and are replaced in their entirety by the attached Exhibit A.

3.                                      This Amendment replaces the Operating Procedures, including all amendments to its terms made subsequent to its effective date, and shall become effective on June 16, 2003. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement which is not specifically terminated in Section 2 of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Senior Vice President
Asset Management Client Services

Date:	May 1, 2003

EXHIBIT A

TO THE OPERATING AGREEMENT

Operating Procedures

1.                                     The Account.

a.                                       Registration. Schwab will open an Account with each Fund. The Account shall be registered:

Charles Schwab & Co., Inc.

Special Custody Account for the Exclusive Benefit of Customers

Attention: Mutual Funds

101 Montgomery Street

San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions, unless otherwise specified by Schwab in writing.

b.                                     Identification. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

c.                                      Possession and Control. The parties acknowledge that the Account is an omnibus account in Schwab’s name with shares held by any number of beneficial owners. The parties agree that all Fund shares held by Schwab on behalf an MFMP investor shall be carried in a custody account for the exclusive benefit of customers and shall not be subject to any right, charge, security interest, lien or other claim against Schwab in favor of the Funds or Fund Company.

d.                                     No Closure. The Account shall be kept open on the Fund’s books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund’s prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

e.                                      Additional Accounts. Schwab has the right to open additional Accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term “Account” shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash. Fund Company agrees that it will not establish additional accounts for Schwab without Schwab’s prior written instruction.

f.                                       Reservation of Right to Move Shares. Schwab reserves the right to issue instructions to each Fund to move shares from one Account opened by Schwab to another Account opened by Schwab.

g.                                      Reconciliation.

(i)                                      Schwab will verify, on a next day basis, purchase and redemption orders for Fund shares placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any “as of” activity must be shown with its corresponding “as of” date.

(ii)                                  Schwab must receive statements on or before the eighth Business Day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by electronic transmission.

(iii)                               The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

2.                                      Authorization to Receive Orders on Fund’s Behalf.

a.                                     Authorization of Schwab. Fund Company hereby designates and authorizes Schwab to receive purchase and redemption orders in proper form (“Orders’’) from MFMP investors on the Fund’s behalf for purposes of Rule 22c-l under the 1940 Act, so that any such MFMP investor will receive the share price next computed by the Fund after the time at which such MFMP investor places its Order with Schwab.

b.                                     Authorization of Sub-Designees. Fund Company further agrees that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable (“Sub-Designees”), to receive Orders from their customers on the Fund’s behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such customer will receive the share price next computed by the Fund after the time at which such customer places its Order with Sub-Designee. Schwab shall be liable to Fund Company and the Funds for compliance with the terms of this Section 2.b. to the same extent as if Schwab itself had acted or failed to act instead of the Sub-Designee.

c.                                      Fund Company Representations and Warranties. In connection with this Section 2, Fund Company represents and warrants to Schwab that all necessary legal and other actions have been taken to authorize Schwab and any Sub-Designee to receive purchase and redemption Orders from MFMP investors on behalf of the Funds for purposes of Rule 22c-1 under the 1940 Act by each Fund’s board of directors or board of trustees, and that it will cause each Fund’s board of directors or board of trustees to take such necessary legal and other actions regarding the annual review of such authorization.

d.                                      Schwab Representations and Warranties. In connection with this Section 2, Schwab represents and warrants that:

(i)                                 Schwab’s internal control structure over the processing and transmission of Orders for Fund transactions is suitably designed to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close, and to minimize errors that could result in late transmission of Orders to the Funds;

(ii)                              Schwab will review annually the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy.

(iii)                              Each Sub-Designee will be required to adopt and implement written internal controls adequate to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close (“Sub-Designee Internal Control Procedures”);

(i)                                   Each Sub-Designee will be required to review annually the adequacy of its Sub-Designee Internal Control Procedures and to change and modify them as necessary to maintain their adequacy.

(v)                                 Upon request by Fund Company, Schwab will provide Fund Company with a description of its Internal Control Procedures and a certification from Schwab that they are adequate as of the most recent annual review as well as a certification that each Sub-Designee has adopted and implemented Sub-Designee Internal Control Procedures that are adequate as of the most recent annual review.

e.                                         Plan Orders. For purposes of processing the Orders of retirement plans for which The Charles Schwab Trust Company (“CSTC”) is trustee or custodian of plan assets (“Plans”), Schwab shall designate and authorize CSTC as its intermediary to receive Orders from Plans (“Plan Orders”) on the Fund’s behalf under Section 2.b. above. For purposes of same day exchange processing of Plan Orders for those Plans electing to participate, Schwab shall also designate and authorize the entities acting as record-keepers to such Plans (“Recordkeepers”), as further intermediaries, to receive instructions for purchase and redemption of Fund shares in proper form from the persons authorized to direct investment of Plan assets (“Instructions”), from which are derived Orders (also “Plan Orders”), on the Fund’s behalf under Section 2.b. above. The parties agree that Plan Orders shall be treated as Orders under the Operating Procedures except as set forth in Section 4 below.

3.                                       NSCC.

a.                                         In General. Unless otherwise agreed to by the parties, each Account maintained at NSCC will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

b.                                         NSCC Covenants. Schwab and Fund Company agree (i) to perform any and all duties, functions, procedures and responsibilities assigned to them by NSCC rules, procedures or other requirements relating to Fund/SERV (“NSCC Fund/SERV Rules”), Defined Contribution Clearance & Settlement (“NSCC DCC&S Rules”), and Networking (“NSCC Networking Rules”), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to the other party through Fund/SERV, DCC&S, or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV, DCC&S, or Networking and to limit the access to, and the inputting of data into, Fund/SERV, DCC&S, and Networking to persons specifically authorized by the party.

c.                                          Fund/SERV and DCC&S Transactions. On each Business Day, Fund Company agrees (i) to accept and effect changes in its records upon receipt of purchase, redemption and registration instructions from Schwab electronically through Fund/SERV and DCC&S; (ii) to process any instructions received from Schwab through Fund/SERV and DCC&S in a timely manner; and (iii) to confirm or reject any Fund purchase or redemption Order received from Schwab through Fund/SERV and DCC&S prior to the next opening of the New York Stock Exchange (“Market Open”) or to notify Schwab prior to Market Open of any event, such as -a systems failure of Fund Company or the NSCC, that would prohibit Fund Company from confirming or rejecting such an Order. Fund Company acknowledges and agrees that its confirmation of any Fund purchase or redemption Order received from Schwab through Fund/SERV and DCC&S will be an acceptance of such Order, and that such acceptance may be revoked only upon Schwab’s receipt of a revocation of acceptance prior to Market Open. If Fund Company does not confirm or reject an Order prior to Market Open or notify Schwab as provided in this Section prior to Market Open, such Order will be deemed confirmed and accepted by Fund Company immediately upon Market Open.

d.                                         Networking. For each Account established and/or maintained pursuant to Networking, Fund Company shall accept and effect changes in its records upon receipt of instructions, communications and actions from Schwab electronically through Networking without supporting documentation from Schwab or the beneficial owners of Fund shares. Fund Company shall be responsible for processing any such instructions, communications or actions from Schwab and for executing the instructions of Schwab in a timely manner. Each Account will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

4.                                      Trade Processing.

a.                                         Transmission of Orders and Plan Orders. Schwab will transmit Orders to Fund Company via NSCC in a Fund/SERV file format and will transmit Plan Orders to Fund Company via NSCC in a DCC&S file format, except as stated below. Schwab agrees that:

(i)                                     Orders Transmitted Through NSCC’s Fund/SERV. Except as set forth in Sections 4.a.(iii) and 4.b.(i) below, (1) Orders received by Schwab or a Sub-Designee prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day (“Day 1”) (such Orders are referred to herein as “Day 1 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on Day 1 (Schwab will notify Fund Company of the need for exception processing under Section 4.b. by 8:00 p.m. Eastern on Day 1) ; and (2) Orders received by Schwab or a Sub-Designee at or after Market Close on Day 1 (such Orders are referred to herein as “Day 2 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on the next Business Day (“Day 2”) (Schwab will notify Fund Company by 8:00 p.m. Eastern on Day 2 in the event of the need for exception processing under Section 4.b.).

(ii)                                  Plan Orders Transmitted Through NSCC’s DCC&S. Except as set forth in Sections 4.a.(iv) and 4.b.(ii) below (1) Plan Orders received by CSTC prior to Market Close on Day 1 or derived from Instructions received by a Recordkeeper prior to Market Close on Day 1 (such Plan Orders are referred to herein as “Day 1 Plan Trades”) will be transmitted by Schwab to Fund Company through NSCC in a DCC&S file format in the manner and within the time frame permitted for such orders by NSCC DCC&S Rules ) on Day 2 (Schwab will notify Fund Company by 8:00 a.m. Eastern on Day 2 in the event of the need for exception processing under Section 4.b.); and (2) Plan Orders received by CSTC at or after Market Close on Day 1 or derived from Instructions received by a Recordkeeper at or after Market Close on Day 1 (such Plan Orders are referred to herein as “Day 2 Plan Trades”) will be transmitted by Schwab to Fund Company through NSCC in a DCC&S file format in the manner and within the time frame permitted for Plan Orders by NSCC DCC&S Rules )on Day 3 (Schwab will notify Fund Company by 8:00 a.m. Eastern on Day 3 in the event of the need for exception processing under Section 4.b.).

(iii)                               Orders Transmitted Outside NSCC’s Fund/SERV. If transmittal of Orders through NSCC in a Fund/SERV file format is not operationally feasible in accordance with these Operating Procedures, except as set forth in Section 4.b.(i) below, (1) Orders received by Schwab or a Sub-Designee prior to Market Close on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 1 (also “Day 1 Trades”); and (2) Orders received by Schwab or Sub-Designees at or after Market Close on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 2 (also “Day 2 Trades”).

(iv)                              Plan Orders Transmitted Outside NSCC’s DCC&S. If transmittal of Plan Orders through NSCC in a DCC&S file format is not operationally feasible under these Operating Procedures, (1) Plan Orders received by CSTC prior to Market Close on Day 1 or derived from Instructions received by a Recordkeeper prior to Market Close on Day 1 will be transmitted by Schwab to Fund Company by other means by 9:30 a.m. Eastern time on Day 2 (also “Day 1 Plan Trades”); and (2) Plan Orders received by CSTC at or after Market Close on Day 1 or derived from Instructions received by a Recordkeeper at or after Market Close on Day 1 will be transmitted by Schwab to Fund Company by other means by 9:30 a.m. Eastern time on Day 3 (also “Day 2 Plan Trades”).

b.                                      Transmission Exceptions. Notwithstanding Sections 4.a.(i) through (iii) above, Fund Company agrees that:

(i)                                     Next Day Transmittal of Orders. If Schwab is prevented from transmitting Day 1 Trades to Fund Company through NSCC’s Fund/SERV or outside of NSCC’s Fund/SERV on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies or human error), provided that Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, Schwab may:

(1)                                transmit such Day 1 Trades to the Fund through NSCC in a Fund/SERV file format prior to 8:00 p.m. Eastern Time on Day 2, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 2; or

(2)                                transmit such Day 1 Trades through means other than NSCC’s Fund/SERV prior to Market Open on Day 2;

(ii)                                  Next Day Transmittal of Plan Orders. If Schwab is prevented from transmitting Day 1 Plan Trades to Fund Company through NSCC in a DCC&S file format in accordance with Section 4.a.(ii) due to unforeseen circumstances (such as computer system failures experienced by Schwab or by the NSCC, natural catastrophes, or other emergencies or human error), provided that Schwab notifies Fund Company of such contingency by 8:00 a.m. Eastern on Day 2, Schwab may transmit the Day 1 Plan Trades through means other than NSCC’s DCC&S by 9:30 a.m. Eastern time on Day 2; and

(iii)                               Rejected Trades Remediated. In the event that Fund Company rejects a Day 1 Trade transmitted via NSCC in a Fund/SERV file format or a Day 1 Plan Trade transmitted via NSCC in a DCC&S file format (or notifies Schwab pursuant to Section 3.c.(iii) above that it would have rejected the Day 1 Trade or the Day 1 Plan Trade had there not been systems error), and the parties agree that such rejection can be remediated by Schwab, Schwab may follow the procedures for transmitting Orders set forth in Sections 4.b.(i)(l) or (2) above for Day 1 Trades or the procedures for transmitting Plan Orders set forth in Section 4.b.(ii) above for Day 1 Plan Trades.

5.                                      Fund’s Pricing of Orders. If timely transmitted by Schwab in accordance with Section 4.a. above for regular processing, or in accordance with Section 4.b. above for exception processing upon notification, Fund Company agrees that (a) Day 1 Trades and Day 1 Plan Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, and (b) Day 2 Trades and Day 2 Plan Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2. Fund Company agrees that, consistent with the foregoing, Day 1 Trades and Day 1 Plan Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades and Day 2 Plan Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, settlement and effecting distributions.

6.                                      Order Settlement.

a.                                      Settlement Date. Schwab and Fund Company will settle Day 1 Trades and Day 1 Plan Trades on Day 2, including settling Day 1 Trades and Day 1 Plan Trades rejected and subsequently remediated prior to Market Open on Day 2 pursuant to Section 3.c.(iii), and will settle Day 2 Trades and Day 2 Plan Trades on Day 3, including settling Day 2 Trades and Day 2 Plan Trades rejected and subsequently remediated prior to Market Open on Day 3 pursuant to Section 3.c.(iii) (each, respectively, a “Settlement Date”).

b.                                      Method of Settlement. All Orders transmitted outside of Fund/SERV shall be settled outside of Fund/SERV on the appropriate Settlement Date set forth in Section 6.a. above. At Schwab’s sole discretion, Schwab and Fund Company shall settle Orders transmitted via Fund/SERV either outside of the NSCC’s money settlement process or through the NSCC’s money settlement process on the appropriate Settlement Date as set forth in Section 6.a. above.

c.                                       Wire Settlement. With respect to settlement outside NSCC’s money settlement process,

(i)                                     Schwab will transmit the aggregate purchase price of all the purchase Orders for a given trade date to the Fund by wire transfer on the appropriate Settlement Date;

(ii)                                  Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption Orders for the Fund(s) placed by Schwab on a given trade date on the appropriate Settlement Date. Such redemption proceeds will be sent by wire transfer on the Settlement Date for the redemption Orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes;

(iii)                               Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire and will be charged at the Federal Funds rate, or if applicable, as set forth in Section 6.e. above for Fund Company; and

d.                                      Notification of Extended Settlement. Should a Fund need to extend settlement on an aggregate trade, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension. For purposes of determining the length of settlement on an aggregate trade, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats all other shareholders, including those that hold Fund shares directly with the Fund and those that hold indirectly through another financial intermediary. Each party shall be responsible for the interest cost associated with such party’s failure to settle trades in a timely fashion, which interest will be charged at the Federal Funds rate or, if applicable, as set forth in Section 6.e. below for Fund Company.

e.                                       Interest on Late Settlement. If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take any or all of the actions set forth below.

(i)                                     Charge interest on the amount of the redemption proceeds due to it, as follows:

(1)                                 For the first day, (A) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (B) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million; and

(2)                                 For each day following the first day, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum; and

(ii)                                  Upon notice to Fund Company, on any subsequent Settlement Date and for so long as such redemption proceeds are due to it:

(1)                                 Schwab may settle purchase orders and redemption orders net of each other for such Fund; and/or

(2)                                 Schwab may net any redemption proceeds still due to it against any net or gross purchase amount due from it from such Fund.

f.                                        Inability to Verify Redemption Proceeds. For settlement outside of NSCC, in the event that a Fund cannot verify redemption proceeds, Fund Company agrees to settle trades and forward redemption proceeds in accordance with these Operating Procedures based on information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

7.                                      Distributions.

a.                                      Payment Information Required. For each Account, Fund Company shall provide all distribution and dividend information to Schwab in writing by 3:00 p.m. Eastern time, unless another time is agreed to in writing by the parties, to enable Schwab to pay distributions to MFMP investors on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) Business Days prior to record date, (ii) the record date share balance in the Omnibus Account and the distribution rate per share on the first Business Day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information required by Schwab from time to time for payment of distributions to its MFMP investors shall be provided by Fund Company on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

b.                                      Reinvest Account. For each Account designated for the reinvestment of distributions and dividends, and for purposes of effecting cash distributions and dividends through such Account for MFMP investors who have elected through Schwab to receive their capital gains distributions and/or dividends in cash, prior to 10:00 a.m., Eastern Time, on the next Business Day following receipt of the reinvest price per share (R+1), Schwab shall give notification to Fund Company in a manner agreed to by the parties of the aggregate number of Fund shares which resulted from reinvestment of distributions or dividends for MFMP investors who had elected to receive distributions in cash. Fund Company shall make an adjusting reconciling transaction to void the purchase of such number of shares at the reinvest price per share. Schwab shall use the proceeds from such adjusting reconciling transaction to pay the distribution or dividend in cash to MFMP investors who have elected to receive such distributions or dividends in cash. Processing and settlement of any adjusting reconciling transaction shall be by one of the following methods, at Schwab’s sole discretion:

(i)                                     Schwab shall include such adjusting reconciling transaction in its Fund/SERV transmission on R+1, and Fund Company or Fund shall pay the proceeds from such adjusting reconciling transaction through the NSCC’s money settlement process on the next Business Day (R+2); or

(ii)                                  Fund Company or Fund shall wire the proceeds resulting from such adjusting reconciling transaction to the designated Schwab bank account on the same Business Day (R+1).

c.                                       Cash Account. For any Account designated for the payment of distributions and dividends in cash, Fund Company shall either, at Schwab’s sole discretion and upon Schwab’s direction, (i) pay to Schwab through the NSCC’s money settlement process on R+2 the full amount of such capital gains distributions and/or dividends, or (ii) wire to the designated Schwab bank account the full amount of such capital gains distributions and/or dividends on R+1.

d.                                      Daily Dividend Funds Method of Accrual. Each Fund that pays daily dividends shall accrue dividends commencing on the settlement date for the purchase of Fund shares and terminating on, but including, the trade date for the redemption of Fund shares.

e.                                       Daily Dividend Funds Required Information. For each Fund that pays daily dividends, Fund Company shall provide to Schwab on a daily basis the following record date information via the NSCC’s Mutual Fund Profile Service, Networking, or other mutually agreed upon means: daily rate, cumulative daily rate for the period, account share balance, account accrual dividend amount (for that day), weekend and holiday accrual methodology, account accrual dividend amount (for period-to-date), and account transfers and period-to-date accrual amounts.

f.                                        Interest on Late Settlement of Distributions. If Fund Company has not paid to Schwab the cash proceeds of the adjusting reconciling transaction required in a reinvest Account under Section 7.b. or the cash proceeds required in a cash Account under Section 7c, either through the NSCC’s money settlement process on R+2 or, at Schwab’s direction, by wire transfer outside of the NSCC’s money settlement process on R+l (each a “Due Date”), then Fund Company shall pay interest, if charged by Schwab, on the amount of any cash proceeds outstanding on or after the Due Date as set forth in Section 7.f.(i) and (ii) below. Notification under Section 6.d. is not applicable to, and shall have no effect on Schwab’s rights under, this Section 7.f.

(i)                                     For the Due Date, (1) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (2) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million.

(ii)                                  For each day following the Due Date, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum.

8.                                      Transfer of Accounts.

a.                                      ACATS-Fund/SERV Service. The parties agree to participate in the NSCC’s Automated Customer Account Transfer Services (ACATS)-Fund/SERV service. Fund Company and Schwab shall process transfers between accounts held with Schwab or other street name brokers or banks and the Accounts on the Fund’s records through NSCC’s ACATS-Fund/SERV service immediately upon receipt of instructions.

b.                                      Non-ACATS-Fund/SERV Transfers. For the purpose of expediting transfers from accounts that must be processed outside of NSCC’s ACAT-Fund/SERV service, Fund Company agrees to transfer shares between accounts immediately upon receipt of instructions for MFMP investors or other street name brokers held directly with a Fund and the Account on the Fund’s records by (i) accepting change of dealer maintenance or transaction instruction through Networking, or (ii) if Networking is not available, by accepting by facsimile transmission a summary sheet of information indicating the customers’ names, account numbers, the Fund affected, and the number of shares to be re-registered or liquidated (“Summary Sheet”).

c.                                       Signature Guarantee. Schwab represents and warrants that for each transfer and liquidation transfer it initiates pursuant to Sections 8.a. and b. above, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange’s Medallion Signature Program. Schwab will retain these documents for the period required by any applicable law rule or regulation.

d.                                      Indemnification. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“indemnified person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer initiated by it and effected by the Fund at Schwab’s instruction in reliance on this Section 8 to the same extent as provided under the New York Stock Exchange’s Medallion Signature Program, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions provided by Schwab as set forth in Sections 8.a. and b. above.

e.                                       Settlement of Liquidation Transfers. Fund Company agrees to settle proceeds resulting from liquidation transfers with Schwab as set forth in Section 6 above.

f.                                        No Individual FBO Accounts. Fund Company shall process all transfer and liquidation requests into the appropriate Account. At no time shall any Fund establish any separate account registered to Schwab for the benefit of an individual shareholder. In the event any such account is mistakenly opened, Schwab reserves the right to instruct the Fund to move Fund shares to the Account. Fund Company further agrees that it shall provide notification to Schwab prior to effecting transfers of shares into the Account(s), and shall not effect transfers of shares out the Account(s) without Schwab’s instruction, as provided in Sections 8.a. and b. above.

g.                                       Qualified Custodian Status. Schwab represents and warrants that it is qualified as a custodian to accept in the Accounts shares from Fund IRA, Keogh or 401 (k) accounts.

h.                                      Confirmation of Transfers. Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date (“as of” date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401 (k), etc.).

i.                                          Trailing Dividends. Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for “trailing” dividends. Should a “trailing” dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) Business Days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer’s social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

j.                                         Share Certificates. If MFMP investors submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab’s request, Fund Company agrees to provide the status of said certificates and book share balances.

9.                                      General.

a.                                      Record Maintenance.

(i)                                     Schwab maintains records for each of its customers who holds Fund shares through the Account, which records include:

(1)                                 Number of shares;

(2)                                 Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;

(3)                                 Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;

(4)                                 Records of distributions and dividend payments;

(5)                                 Any transfers of shares; and

(6)                                 Overall control records.

(ii)                                  Schwab posts transactions in Fund shares to its customers’ brokerage accounts.

b.                                      Shareholder Communication.

(i)                                     Fund Company shall arrange with Schwab, or a mailing agent designated or approved by Schwab, for the distribution of the materials listed below to all of Schwab’s customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

(1)                                 All proxy or information statements prepared for circulation to shareholders of record of such Fund;

(2)                                 Annual reports;

(3)                                 Semi-annual reports;

(4)                                 Quarterly reports (if applicable); and

(5)                                 All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for Schwab or the mailing agent’s fees in connection with this service as well as for timely distribution. Fund Company agrees to have Schwab or the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

(ii)                                  In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its own expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund’s prospectus.

(iii)                               If Schwab acts as clearing broker in an omnibus relationship with a correspondent bank or broker (“Correspondent”), upon the request of Schwab, Fund Company shall also provide to Schwab, in a timely manner, sufficient supplies of Fund materials identified in Sections 9(b)(i) and 5(b)(ii) for Schwab to give to Correspondent for the distribution of such materials to Correspondent’s customers who hold Fund shares.

(iv)                              Fund Company shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAI”) if the SAI is incorporated in the prospectus, of each of its Funds discloses that:

(1)                                 the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(2)                                 such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

(3)                                 the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order;

(4)                                 customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker or the broker’s authorized designee and accepted by the Fund;

(5)                                 the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available;

(6)                                 the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services; and

(7)                                 the annual report contains additional performance information and will be made available to investors upon request and without charge.

(v)                                 Schwab mails statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

(vi)                              Schwab responds to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers, Schwab provides average cost basis reporting to assist customers in the preparation of income tax returns.

c.                                       Dividend and Distribution Reporting.

(i)                                     For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds and throwback dividends.

(ii)                                  In conformance with its status as a broker/dealer holding its customers securities in street name, Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

d.                                      Mergers, Splits and Reorganization Activities. Upon notice from Fund Company as set forth in this Section 9.d., Schwab shall effect mergers, splits, reverse splits and other corporate actions and reorganization activities (collectively “Fund Events”) of a Fund for its customers. The notice must state the record date and type of Fund Event, and must be received by Schwab at least three Business Days prior to the record date of the Fund Event. By 6:00 p.m. Eastern time on the record date of such Fund Event, Fund Company shall provide all relevant information related to the Fund Event, including, for example and as applicable, factors, field inputs, the ratio of a split, and factor of merged shares.

e.                                       Pricing information. On every Business Day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund’s closing Net Asset Value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

f.                                        Notice of Closing. Fund Company will provide at least two (2) days prior written notice to Schwab if Fund Company will be closed for business on any Business Day or portion thereof from Market Open through Market Close.

g.                                       Price, Distribution Rate and Other Errors.

(i)                                     In the event adjustments are required to correct any error in the computation of the Net Asset Value or public offering price of a Fund’s shares, in the distribution rate for a Fund’s shares, or otherwise, Fund Company shall notify Schwab upon discovering the need for such adjustments. Notification may be made orally, but must be confirmed in writing.

(ii)                                  Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the Account until such agreement is reached. Following resolution, upon request by Schwab, Fund Company shall provide Schwab with written notification of the resolution. The letter shall be written on Fund Company letterhead and shall state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab’s MFMP investors whose accounts are affected by the price or rate change.

(iii)                               If an MFMP investor has received cash in excess of what he or she is entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit the customer’s brokerage account in the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts, unless the error was caused Schwab’s breach of this Agreement or its willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement. Upon the request of Fund Company, Schwab shall provide Fund Company with the name of Schwab’s customer and other relevant information concerning the customer’s brokerage account to assist Fund Company in the collection from Schwab’s customer of any such excess amount not repaid to the Fund.

(iv)                              If an adjustment is necessary to correct an error which has caused Schwab’s customers to receive dollars or shares less than that to which they are entitled, the Fund shall, as appropriate and as mutually agreed by the parties pursuant to Section 9.g.(ii) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such shares or payment to each MFMP investor.

(v)                                 For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats all other shareholders, including those that hold Fund shares directly with the Fund and those that hold indirectly through another financial intermediary. When making adjustments for an error, a Fund shall not net transactions for that day in the Account.

h.                                      Redemptions in Kind. Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund’s election on Form N-18F-1, Fund Company agrees that it will treat as a “shareholder” each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund’s election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

i.                                          Suspension of Purchases. Upon notice to Fund Company, Schwab may suspend purchases by any or all segments of MFMP investors of any or all classes of Fund shares made available through the MFMP for any period of time.

j.                                         New Processing Systems. Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

Pacific

DS

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made as of September 15, 2003, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, the parties wish to amend Schedule I to the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                      Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

2.                                      Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.		PACIFC GLOBAL FUND, INC., d/b/a
PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund listed on Schedule I hereto

By:	/s/ Fred Potts
	Fred Potts	By:	/s/ George A. Hennis
Senior Vice President
	Asset Management Client Services	Name:	George A. Hennis

Date:	2/6/04	Title:	President

		Date:	1/26/04

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SCHEDULE I

TO THE OPERATING AGREEMENT

Fund Company /Funds	Effective Date
Pacific Advisors Fund, Inc.
Pacific Advisors Balanced Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Government Securities Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Income & Equity Fund, Class A SI; FEE 3	10/6/95
Pacific Advisors Multi-Cap Value Fund, Class A SI; FEE 3	9/15/03
Pacific Advisors Small Cap Fund, Class A SI; FEE 3	10/6/95

SI                                    Indicates that Fund is available only to MFMP investors:

(i)                                     who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services;

(ii)                                  who are clients of such investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab’s system;

(iii)                               who are customers of financial institutions clearing transactions through Schwab; or

(iv)                              who are participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401 (a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as record keeper.

FEE 3            Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

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Pacific

Form A

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”), made as of July 1, 2005, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”), and each registered investment company (“Fund Company”) and each of its series or classes of shares (“Fund(s)”) listed on Schedule I to the Operating Agreement, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab wishes to amend the operating procedures and/or Exhibit A to the Operating Agreement (“Operating Procedures”) to expressly set forth certain Schwab policies, procedures and practices applicable to purchases and redemptions effected by Schwab on behalf of its customers through Schwab’s Mutual Fund Marketplace® (the “MFMP”); and

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1.                                      The following Section 3.e. is hereby inserted as Section 3.e. of Exhibit A to the Operating Agreement.

e.                                       NSCC’s Mutual Fund Profile Service. Fund Company shall provide Schwab with mutual fund information in a timely manner through the NSCC’s Mutual Fund Profile Service (“MFPS”). “Mutual fund information” shall be as proscribed by the MFPS and shall include, but not be limited to, Blue Sky qualification information, daily net asset value of Fund shares, dividend and distribution information, and merger and Fund closing information. Schwab shall be entitled to rely on any mutual fund information provided through the MFPS in lieu of any verbal or written information required to be provided by the Fund or Fund Company under this Agreement.

2.                                      Section 7.d. of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 7.d. shall be inserted in lieu thereof.

d.                                       Daily Dividend Funds Method of Accrual. For each Fund that pays daily dividends, Schwab shall accrue dividends consistent with such Fund’s dividend accrual method, provided however, that the Fund provides Schwab with the required information as set forth in Section 7.e. below.

3.                                      Sections 8.c. and d. of Exhibit A to the Operating Agreement are deleted in their entirety and the following Sections 8.c. and d. shall be inserted in lieu thereof.

c.                                       Signature Guarantee. Schwab represents and warrants that for each transfer and liquidation transfer it initiates pursuant to Sections 8.a. and b. above, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the Securities Transfer Agents Medallion Program (“STAMP”). Schwab will retain these documents for the period required by any applicable law rule or regulation.

d.                                      Indemnification. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“Indemnified Person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer initiated by it and

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effected by the Fund at Schwab’s instruction in reliance on this Section 8 to the same extent as provided under STAMP, except to the extent such Losses arise out of the failure of any Indemnified Person to comply with the instructions provided by Schwab as set forth in Sections 8.a. and b. above.

4.                                      Section 9.b.(iv) of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 9.b.(iv) shall be inserted in lieu thereof.

(iv)                              Fund Company shall ensure that the prospectus of each Fund discloses that the purchase or sale of Fund shares through intermediaries may be subject to transaction fees or other different or additional fees, and includes such other disclosures as may be required by applicable laws, rules and regulations. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAI) if the SAI is incorporated in the prospectus, or each of its Funds discloses that:

(1)                                 the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(2)                                 such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

(3)                                 the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order; and

(4)                                 customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker of the broker’s authorized designee and accepted by the Fund.

5.                                      Section 9.c.(i) of Exhibit A to the Operating Agreement shall be deleted in its entirety and the following Section 9.c.(i) shall be inserted in lieu thereof.

c.                                       (i)                                     For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions that are taxable for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include qualifying dividend income, foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds. In addition, Fund Company is responsible for identifying any portion of any dividends and other distributions and payments attributable to any Fund gains or portfolio interest earned after the close of the Fund Company’s tax year that are not required to be subject to tax withholding if paid to non-United States persons.

6.                                      The following Sections 9.k. and 1. are hereby inserted as Section 9.k. and 1. of Exhibit A to the Operating Agreement.

k.                                      Redemption Fees. Schwab agrees to impose and remit any redemption fees on redemptions of Fund shares, subject to the notice requirements set forth in this provision and Fund Company’s agreement with the terms and conditions set forth in Schwab’s Redemption Fee Instruction Form, as provided by Schwab and as may be revised by Schwab from time to time.

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(i)                                     Fund Company shall provide to Schwab a completed and executed Redemption Fee Instruction Form 45 Business Days prior to (a) the effective date of such redemption fee or (b) the effective date of any change to such redemption fee. In the event any such completed and executed Redemption Fee Instruction Form is provided to Schwab less than 45 Business Days prior to the effective date of any redemption fee or prior to the effective date of any change to a redemption fee, Fund Company agrees that Schwab shall have 45 Business Days in which to implement the redemption fee or change to the redemption fee on its systems and to impose such redemption fee on redemptions of Fund shares through Schwab. Schwab shall use its best efforts to implement the redemption fee or change the redemption fee on its systems as soon as possible but in no event later than 45 Business Days following receipt of a completed and executed Redemption Fee Instruction Form. In no event shall Schwab be responsible for imposing any redemption fee and subsequently remitting such redemption fee to Fund Company if Schwab has not received a completed and executed Redemption Fee Instruction Form, as set forth above.

(ii)                                  Fund Company acknowledges that Schwab shall rely solely on the information provided to it by Fund Company in the completed and executed Redemption Fee Instruction Form in imposing redemption fees on redemptions of Fund shares through the MFMP. In the event Fund Company cannot meet the terms and conditions set forth in the Redemption Fee Instruction Form, as may be required to ensure that application of the redemption fee is consistent with any Schwab operational or systems limitations, then the parties agree to temporarily suspend purchases of such Fund shares through the MFMP until such time as either (a) Fund Company can meet the Redemption Fee Instruction Form terms and conditions or (b) Schwab’s operations and/or systems can support application of the redemption fee.

l.                                          Anti-Money Laundering Certification. Schwab represents and warrants that it has established an Anti-Money Laundering Program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. As part of its Anti-Money Laundering Program, Schwab will take reasonable steps to identify the customers for whom it acts in its dealings with the Funds and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

7.                                      This Amendment supplements the Operating Procedures, and shall become effective on July 1, 2005. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement or any Exhibit or Schedule to any amendment or to the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Senior Vice President
Asset Management Client Services

Date:	May 20, 2005

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Pacific Advisors

AMENDMENT TO OPERATING AGREEMENT

This Amendment to the Operating Agreement is made as of November 26, 2007, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I to the Operating Agreement, made as of October 6, 1995, as amended thereafter (“Operating Agreement”). This Amendment amends the Operating Agreement. All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab and Fund Company have entered into the Operating Agreement pursuant to which shares of the Fund(s) are made available to investors for purchase and redemption through Schwab’s Mutual Fund Marketplace® (“MFMP”); and

WHEREAS, Schwab and Fund Company wish to implement a new process for amending Schedule I of the Operating Agreement to reflect the addition or removal of Fund(s) in the MFMP or changes in Fund availability in the MFMP.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.                                      Section 9 of the Operating Agreement is hereby amended to include the following provision:

Schedule I may be amended unilaterally by Schwab immediately upon notice to Fund Company provided however that any new or changed fee as to any Fund (“Fee Term”) shall have been previously approved by Fund Company. Fund Company shall have ten (10) Business Days from the date of receipt of Schwab’s notice to object in writing to any new or changed Fee Term under such amended Schedule I as not previously approved. If Fund Company objects to a Fee Term, then such Fee Term shall not become part of this Agreement, but Schedule I shall remain amended otherwise as provided in Schwab’s notice and the parties shall proceed to resolve such disputed Fee Term in good faith. The parties agree that if Fund Company does not object to a new or changed Fee Term in Schwab’s notice as provided herein, then Schedule I shall be deemed amended thereafter in every respect as provided in Schwab’s written notice.

2.                                      Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.		PACIFC GLOBAL FUND, INC., d/b/a
By:	/s/ Fred Potts	PACIFIC ADVISORS FUND, INC., on its own behalf and on behalf of each Fund
Fred Potts
	Senior Vice President	By:	/s/ Barbara A Kelley
Schwab Financial Products Operations
		Name:	Barbara A Kelley
Date:	1/15/08
		Title:	VP

		Date:	12/17/07

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Pacific Advisors

SCHEDULE I TO THE OPERATING AGREEMENT

•Additions and/or changes are noted in BOLD•

Updated as of November 26, 2007

		No-	Purchase		Minimum
Fund Company/Fund	Share Class	load	Availability	Fee	waived	Effective date
Pacific Global Fund, Inc.
Pacific Advisors Balanced Fund	Class A		SI	—	—	10/6/95
Pacific Advisors Government Securities Fund	Class A		SI	—	—	10/6/95
Pacific Advisors Growth Fund	Class A		SI	—	—	11/26/07
Pacific Advisors Income & Equity Fund	Class A		SI	—	—	10/6/95
Pacific Advisors Multi-Cap Value Fund	Class A		SI	—	—	9/15/03
Pacific Advisors Small Cap Fund	Class A		SI	—	—	10/6/95

*                                         Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”), such Fund’s Rule 12b-1 Plan does not exceed 25 basis points per annum.

SI                                    Indicates that Fund is available for purchase by MFMP investors:

(i)                                   who are investment advisors, investment consultants or financial planners who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services;

(ii)                                who are clients of such Investment advisors, investment consultants or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, investment consultant or financial planner on Schwab’s system:

(iii)                           who are customers of financial institutions clearing transactions through Schwab; or

(iv)                            who are participants (Including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) The Charles Schwab Trust Company acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

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Pacific Advisors

Form A

AMENDMENT TO THE OPERATING AGREEMENT

This Amendment (“Amendment”), made as of October 15, 2008, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”), and each registered investment company (“Fund Company”) on behalf of each of its series or classes of shares (“Fund(s)”), made as of October 6, 1995, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, pursuant to Exhibit A to the Operating Agreement (“Operating Procedures”), Schwab may transmit Plan Orders through the NSCC in a DCC&S file format in a manner and within a time frame permitted for such orders by NSCC DCC&S rules;

WHEREAS, Schwab wishes to amend the Operating Procedures to allow Schwab to transmit any Order through the NSCC in a DCC&S file format provided the Order is eligible for DCC&S processing under NSCC rules (in addition to Plan Orders, such Orders would include, but not be limited to, omnibus distribution reconciliation orders and share class conversions);

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1.                                      The last sentence of Section 2.e. of Exhibit A to the Operating Agreement shall be deleted in its entirety and the following sentence shall be inserted in lieu thereof.

“Plan Orders shall be treated as Orders under the Operating Procedures.”

2.                                      Sections 4 and 5 of Exhibit A to the Operating Agreement are deleted in their entirety and the following Sections 4 and 5 shall be inserted in lieu thereof.

4.                                      Trade Processing.

a.                                      Transmission of Orders Through NSSC Services. Except as set forth in Section 4.b. and 4.c. below, Schwab will transmit Orders to Fund Company through the NSCC Services as follows:

(i)            Fund/SERV Orders. Orders received by Schwab or a Sub-Designee prior to the Fund’s pricing time (generally close of the New York Stock Exchange or 4:00 p.m. Eastern Time) (the “Fund Pricing Time”) on any Business Day (“Day 1”) (such Orders are referred to herein as “Day 1 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on Day 1. Orders received by Schwab or a Sub-Designee at or after the Fund Pricing Time on Day 1 (such Orders are referred to herein as “Day 2 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on the next Business Day (“Day 2”).

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(ii)                                  DCC&S Orders. Notwithstanding Section 4.a.(i) above, Day 1 Trades may be transmitted by Schwab, in its sole discretion, to Fund Company through NSCC in a DCC&S file format, provided those Orders are eligible for DCC&S processing (such as Plan Orders, omnibus distribution reconciliation orders, and share class conversions) in the manner and within the time frame permitted for such Orders by NSCC DCC&S Rules on Day 2. Day 2 Trades may be transmitted by Schwab, in its sole discretion, to Fund Company through NSCC in a DCC&S file format, provided those Orders are eligible for DCC&S processing, in the manner and within the time frame permitted for such Orders by NSCC DCC&S Rules on the next Business Day after Day 2 (“Day 3”). All Orders submitted through NSCC’s DCC&S will identify the nature of the transaction to affirm that Orders’ eligibility to be processed in a DCC&S file format.

b.                                      Orders Transmitted Outside NSCC’s Services. If transmittal of Orders through NSCC Services in accordance with Section 4.a. above is not operationally feasible for a Fund, then except as set forth in Section 4.c. below:

(i)                                     Orders received by Schwab or a Sub-Designee prior to the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 1 (also “Day 1 Trades”). Orders received by Schwab or Sub-Designees at or after the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 2 (also “Day 2 Trades”).

(ii)                                  Notwithstanding Section 4.b.(i), Orders that are eligible for DCC&S processing that are received by Schwab or a Sub-Designee prior to the Fund Pricing Time on Day 1 may be transmitted by Schwab to the Fund by other means by 9:30 a.m. Eastern time on Day 2 (also “Day 1 Trades”). Orders that are eligible for DCC&S processing that are received by Schwab or a Sub-Designee at or after the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 9:30 a.m. Eastern time on Day 3 (also “Day 2 Trades”).

c.                                       Transmission Exceptions. If Schwab is prevented from transmitting Day 1 Trades to Fund Company through NSCC Services in accordance with Section 4.a. or outside of NSCC’s Services in accordance with 4.b. on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies), provided that Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, Schwab may:

(i)                                     transmit such Day 1 Trades through means other than the NSCC Services prior to Market Open on Day 2 or such other mutually agreed upon time;

(ii)                                  transmit such Day 1 Trades to the Fund through NSCC in a Fund/SERV file format prior to 8:00 p.m. Eastern Time on Day 2, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 2; or

(iii)                               transmit such Day 1 Trades to the Fund through NSSC in a DCC&S file format, provided those Orders are eligible for DCC&S processing, prior to 9:30 a.m. Eastern Time on Day 3, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 3.

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d.                                      Rejected Trades Remediated. If Fund Company or NSCC rejects a Day 1 Trade transmitted via NSCC Services (or the Fund notifies Schwab pursuant to Section 3.c.(iii) above that it would have rejected the Day 1 Trade had there not been systems error), and the parties agree that such rejection can be remediated by Schwab, Schwab may follow the procedures for transmitting Orders set forth in Sections 4.c, for Day 1 Trades. The parties hereby agree that any such trade can be remediated by Schwab if the basis for the rejection is solely administrative in nature, and the remediation does not involve a change to the critical elements of the trade, such as the action, type, amount or denomination of the trade (e.g., rejects resulting from account registration errors and other “soft” rejects).

e.                                       Interclass Exchange Processing. To the extent that the Fund prospectus allows a non-taxable interclass exchange between Fund share classes, or Fund has otherwise indicated in writing to Schwab that a non taxable interclass exchange is allowed by the Fund, Fund Company agrees that Schwab will identify and process orders as exchanges via Fund/SERV, or to the extent permissible via DCC&S, in accordance with this Section 4 or as otherwise mutually agreed upon by the parties.

5.                                      Fund’s Pricing of Orders. If timely transmitted by Schwab in accordance with Sections 4.a. and 4.b. above for regular processing, or in accordance with Section 4.c. above for exception processing upon notification, Fund Company agrees that (a) Day 1 Trades will be effected at the share price calculated as of Market Close on Day 1, and (b) Day 2 Trades will be effected at the share price calculated as of Market Close on Day 2.

3.                                      Section 6.a. of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 6.a. shall be inserted in lieu thereof.

6.                                      a.                                      Settlement Date. Schwab and Fund Company shall settle Day 1 Trades, including Day 1 Trades remediated pursuant to Section 4.d. above, on Day 2, and shall settle Day 2 Trades, including Day 2 Trades remediated pursuant to Section 4.d. hereof, on Day 3 (each, respectively, a “Settlement Date”).

4.                                      This Amendment amends the Operating Procedures, and shall become effective on October 15, 2008. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement or any Exhibit or Schedule to any amendment or to the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Linda Lockwood
Linda Lockwood
Vice President
Asset Management Platforms & Support

Date:	August 20, 2008

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